Subject to Completion, Pricing Supplement dated September 13, 1995

PROSPECTUS Dated March 29, 1995                  Pricing Supplement No. 19 to
PROSPECTUS SUPPLEMENT                     Registration Statement No. 33-57833
Dated March 29, 1995                                        September  , 1995
                                                               Rule 424(b)(3)
                                 $25,000,000

                           Morgan Stanley Group Inc.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes

                   EXCHANGEABLE NOTES DUE SEPTEMBER 30, 2000

                  Exchangeable For Shares of Common Stock of
                              THE BOEING COMPANY

The Exchangeable Notes due September 30, 2000 (the "Notes") are Medium-Term Notes, Series C (Senior Fixed Rate Notes) of Morgan Stanley Group Inc. (the "Company"), as further described below and in the Prospectus Supplement under "Description of Notes - Fixed Rate Notes." The issue price of each Note will
be $      (     % of the principal amount at maturity) (the "Issue Price"), and there will be no periodic payments of interest.  The Issue Price
represents a yield to maturity of    % per annum computed on a semiannual
bond-equivalent basis based on the Issue Price calculated from the date of issuance (the "Original Issue Date"). The Notes are issued in minimum denominations of $1,000 per Note and will mature on September 30, 2000.

On any Exchange Date (as defined herein), the holder of a Note will have the right (the "Exchange Right"), subject to a prior call of the Notes for cash by the Company (as described in the immediately succeeding paragraph) and upon completion by the holder and acknowledgment by the Company and the Calculation Agent of an Official Notice of Exchange prior to 11:00 a.m. New York City time on such date, to exchange each $1,000 principal amount of such Note for shares (the "Exchange Ratio") of the common stock, par value $5.00 per share ("BA Stock"), of The Boeing Company ("Boeing"), subject to the Company's right to pay cash in an amount equal to the Exchange Ratio times the Market Price (as defined herein) of BA Stock on the Exchange Date in lieu of such shares. The Exchange Ratio will be adjusted for certain corporate events but will not be adjusted for any original issue discount ("OID") on the Notes. See "Adjustments to Exchange Ratio" in this Pricing Supplement. Upon exchange, the holder will not receive any cash payment representing any accrued OID. Such accrued OID will be deemed paid by the BA Stock or cash received by the holder upon exercise of the Exchange Right. An Exchange Date will be any NYSE Trading Day (as defined herein) that falls during the period beginning 90 days after the Original Issue Date and ending on the day prior to the earliest of the Maturity Date, the Call Date (as defined below) and, in the event of a call for cash as described under "Company Exchange Right" herein, the Notice Date (as defined herein).

On or after March   , 1999, the Company may call the Notes, in whole but not
in part, for mandatory exchange into BA Stock at the Exchange Ratio; provided that, if Parity (as defined herein) as determined on the NYSE Trading Day immediately prior to the Notice Date is less than the applicable Call Price (as defined herein) for such Notice Date, the Company will pay such applicable Call Price in cash on the date (the "Call Date") not less than 30 nor more than 60 days after the Notice Date, as specified by the Company. If the Notes are so called for mandatory exchange, the BA Stock or cash to be delivered to holders of Notes will be delivered on the Call Date.

Boeing is neither affiliated with the Company nor involved in this offering of the Notes. The Market Price of the BA Stock on the date of this Pricing
Supplement was $        (the "Initial Market Price").

The Company will cause Parity and any adjustments to the Exchange Ratio to be determined by the Calculation Agent for Chemical Bank, as Trustee under the Senior Debt Indenture.

An investment in the Notes entails risks not associated with similar investments in a conventional debt security, as described under "Risk Factors" on PS-4 and PS-5 herein.

Application will be made to list the Notes on the New York Stock Exchnage ("NYSE"). It is not possible to know whether the Notes will trade in the secondary market or if such market will be liquid or illiquid.

                                ---------------
                                 PRICE       %
                                ---------------

                                        Agent's
                Price to Public      Commissions(1)      Proceeds to Company
               -----------------    ----------------    ---------------------
Per Note...            %                   %                      %
Total......        $                    $                     $
_______________

(1) The Company has agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act of 1933.

                           MORGAN STANLEY & CO.
                               Incorporated


Information contained in this preliminary pricing supplement is subject to completion or amendment. These securities may not be delivered prior to the time a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement.

Principal Amount:..................... $25,000,000

Maturity Date:........................ September 30, 2000

Specified Currency:................... U.S. Dollars

Issue Price:..........................   %

Original Issue Date (Settlement Date): September  , 1995

Book Entry Note or Certificated Note:. Book Entry

Senior Note or Subordinated Note:..... Senior

Minimum Denominations:................ $1,000

Trustee:.............................. Chemical Bank

Exchange Right:....................... On any Exchange Date, subject to a prior call of the Notes for cash by
                                       the Company as described under
                                       "Company Exchange Right" below, the
                                       holders of Notes will be entitled
                                       upon completion by the holder and
                                       acknowledgment by the Company and
                                       the Calculation Agent of an Official
                                       Notice of Exchange (in the form of
                                       Annex A attached hereto) prior to
                                       11:00 a.m.  New York City time on
                                       such date and delivery on such date
                                       of such Notes to the Trustee, to
                                       exchange each $1,000 principal
                                       amount of Notes for shares (the
                                       "Exchange Ratio") of BA Stock,
                                       subject to adjustment as described
                                       under "Adjustments to the Exchange
                                       Ratio" below.  Upon any such exchange,
                                       the Company may, at its sole option,
                                       deliver such shares of BA Stock or
                                       pay an amount in cash equal to the
                                       Exchange Ratio times the Market
                                       Price of BA Stock on the Exchange
                                       Date, as determined by the Calculation
                                       Agent, in lieu of such shares.  Such
                                       delivery or payment will be made 3
                                       Business Days after any Exchange
                                       Date, subject to delivery of such
                                       Notes to the Trustee on the Exchange
                                       Rate.

                                       The Company shall, or shall cause the
                                       Calculation Agent to, deliver such
                                       shares of BA Stock or cash to the
                                       Trustee for delivery to the
                                       holders.

No Fractional Shares.................. If upon any exchange of the Notes the
                                       Company chooses to deliver shares of
                                       BA Stock, the Company will pay cash
                                       in lieu of issuing fractional shares
                                       of BA Stock in an amount equal to
                                       the corresponding fractional Market
                                       Price of BA Stock on such Exchange
                                       Date.

Exchange Ratio........................           , subject to adjustment
                                       for certain corporate events.  See
                                       "Adjustments to Exchange Ratio"
                                       below.

Exchange Date......................... Any NYSE Trading Day that falls during the period beginning 90 days after
                                       the Original Issue Date and ending
                                       on the day prior to the earliest of
                                       (i) the Maturity Date, (ii) the Call
                                       Date and (iii) in the event of a
                                       call for cash as described under
                                       "Company Exchange Right" below, the
                                       Notice Date.

Company Exchange Right................ On or after March __, 1999, the
                                       Company may call the Notes, in whole
                                       but not in part, for mandatory
                                       exchange into BA Stock at the
                                       Exchange Ratio; provided that, if
                                       Parity on the NYSE Trading Day
                                       immediately preceding the Notice
                                       Date, as determined by the
                                       Calculation Agent, is less than the
                                       applicable Call Price for such
                                       Notice Date, the Company will pay
                                       such applicable Call Price in cash
                                       on the Call Date.  If the Notes are
                                       so called for mandatory exchange,
                                       then, unless (solely in the case of
                                       an exchange for BA Stock) a holder
                                       subsequently exercises the Exchange
                                       Right, the BA Stock or cash to be
                                       delivered to holders of Notes will
                                       be delivered on the Call Date fixed
                                       by the Company and set forth in its
                                       notice of mandatory exchange, upon
                                       delivery of such Notes to the
                                       Trustee.  Upon a mandatory exchange,
                                       the holder will not receive any
                                       additional cash payment representing
                                       any accrued OID.  Such accrued OID
                                       will be deemed paid by the delivery
                                       of BA Stock or cash.  The Company
                                       shall, or shall cause the
                                       Calculation Agent to, deliver such
                                       shares of BA Stock or cash to the
                                       Trustee for delivery to the holders.

Notice Date........................... Any NYSE Trading Day on or after March
                                            , 1999 on which the Company
                                       issues its notice of mandatory
                                       exchange.

Parity:............................... With respect to any NYSE Trading Day, an amount equal to the Exchange
                                       Ratio times the Market Price (as
                                       defined below) of BA Stock on such
                                       NYSE Trading Day.

Call Price............................ Notice Date                 Call Price
                                       -----------                ------------
                                       On or after March , 1999   103% of
                                       and before September  ,    principal
                                       1999                       amount

                                       On or after September  ,   102% of
                                       1999                       principal
                                       and before March  , 2000   amount

                                       On or after March  , 2000  101% of
                                       and before September 30,   principal
                                       2000                       amount

Market Price:......................... If BA Stock is listed on a national securities exchange, is a security
                                       of The Nasdaq National Market
                                       ("NASDAQ NMS") or is included in the
                                       OTC Bulletin Board Service ("OTC
                                       Bulletin Board") operated by the
                                       National Association of Securities
                                       Dealers, Inc.  (the "NASD"), the
                                       Market Price for any NYSE Trading
                                       Day means (i) the last reported sale
                                       price, regular way, on such day on
                                       the principal United States
                                       securities exchange registered under
                                       the Securities Exchange Act of 1934,
                                       as amended (the "Exchange Act"), on
                                       which BA Stock is listed or admitted
                                       to trading or (ii) if not listed or
                                       admitted to trading on any such
                                       securities exchange or if such last
                                       reported sale price is not
                                       obtainable, the last reported sale
                                       price on the over-the-counter market
                                       as reported on the NASDAQ NMS or OTC
                                       Bulletin Board on such day.  If the
                                       last reported sale price is not
                                       available pursuant to clause (i) or
                                       (ii) of the preceding sentence, the
                                       Market Price for any NYSE Trading
                                       Day shall be the mean, as determined
                                       by the Calculation Agent, of the bid
                                       prices for BA Stock obtained from as
                                       many dealers in such stock, but not
                                       exceeding three, as will make such
                                       bid prices available to the
                                       Calculation Agent.  The term "NASDAQ
                                       NMS security" shall include a
                                       security included in any successor
                                       to such system and the term "OTC
                                       Bulletin Board Service" shall
                                       include any successor service
                                       thereto.

NYSE Trading Day:..................... A day on which trading is generally conducted in the over-the-counter
                                       market for equity securities in the
                                       United States and on the New York
                                       Stock Exchange, as determined by the
                                       Calculation Agent, and on which a
                                       Market Disruption Event has not
                                       occurred.

Calculation Agent:.................... Morgan Stanley & Co. Incorporated
                                       ("MS & Co.")

                                       Because the Calculation Agent is an
                                       affiliate of the Company, potential
                                       conflicts of interest may exist
                                       between the Calculation Agent and
                                       the holders of the Notes, including
                                       with respect to certain
                                       determinations and judgments that
                                       the Calculation Agent must make in
                                       making adjustments to the Exchange
                                       Ratio or determining the Market
                                       Price or whether a Market Disruption
                                       Event has occurred.  See "Adjustment
                                       to the Exchange Ratio" and "Market
                                       Disruption Event" below.  MS & Co.
                                       is obligated to carry out its duties
                                       and functions as Calculation Agent
                                       in good faith and using its
                                       reasonable judgment.

Total Amount of OID:..................         per $1,000 principal amount of
                                       Notes

Original Yield to Maturity:...........       % per annum computed on a
                                       semiannual bond-equivalent basis
                                       based on the Issue Price calculated
                                       from the Original Issue Date.

Risk Factors:......................... An investment in the Notes entails significant risks not associated
                                       with similar investments in a
                                       conventional debt security,
                                       including the following:

                                       The Notes do not pay interest and the
                                       yield to maturity is less than would
                                       be payable on a non-exchangeable
                                       debt security issued with OID if the
                                       Company were to issue such a
                                       security at the same time it issues
                                       the Notes.

                                       The Company is not affiliated with
                                       Boeing and, although the Company as
                                       of the date of this Pricing
                                       Supplement does not have any
                                       material non-public information
                                       concerning Boeing, corporate events
                                       of Boeing, including those described
                                       below in "Adjustments to the
                                       Exchange Ratio," are beyond the
                                       Company's ability to control and are
                                       difficult to predict.

                                       Boeing is not involved in the
                                       offering of the Notes and has no
                                       obligations with respect to the
                                       Notes, including any obligation to
                                       take the interests of the Company or
                                       of holders of Notes into
                                       consideration for any reason.
                                       Boeing will not receive any of the
                                       proceeds of the offering of the
                                       Notes made hereby and is not
                                       responsible for, and has not
                                       participated in, the determination
                                       of the timing of, prices for or
                                       quantities of, the Notes offered
                                       hereby.

                                       There can be no assurance as to how
                                       the Notes will trade in the
                                       secondary market or whether such
                                       market will be liquid or illiquid.
                                       The market value for the Notes will
                                       be affected by a number of factors
                                       independent of the creditworthiness
                                       of the Company and the value of BA
                                       Stock, including, but not limited
                                       to, the volatility of BA Stock, the
                                       dividend rate on BA Stock, market
                                       interest and yield rates and the
                                       time remaining to the first Exchange
                                       Date, any Call Date or the maturity
                                       of the Notes.  In addition, the
                                       value of BA Stock depends on a
                                       number of interrelated factors,
                                       including economic, financial and
                                       political events, over which the
                                       Company has no control.  The market
                                       value of the Notes is expected to
                                       depend primarily on the extent of
                                       the appreciation, if any, of the
                                       Market Price of BA Stock above the
                                       Initial Market Price.  The price at
                                       which a holder will be able to sell
                                       Notes prior to maturity may be at a
                                       discount, which could be
                                       substantial, from the accreted
                                       principal amount thereof, if, at
                                       such time, the Market Price of BA
                                       Stock is below, equal to or not
                                       sufficiently above the Initial
                                       Market Price.  The historical Market
                                       Prices of BA Stock should not be
                                       taken as an indication of BA Stock's
                                       future performance during the term
                                       of any Note.

                                       Because the Calculation Agent is an
                                       affiliate of the Company, potential
                                       conflicts of interest may exist
                                       between the Calculation Agent and
                                       the holders of the Notes, including
                                       with respect to certain adjustments
                                       to the Exchange Ratio that may
                                       influence the determination of
                                       Parity or of the amount of stock or
                                       cash receivable upon exercise of the
                                       Exchange Right or the Company
                                       Exchange Right.  See "Adjustments to
                                       the Exchange Ratio" and "Market
                                       Disruption Event."

                                       It is suggested that prospective
                                       investors who consider purchasing
                                       the Notes should reach an investment
                                       decision only after carefully
                                       considering the suitability of the
                                       Notes in light of their particular
                                       circumstances.

                                       Investors should also consider the
                                       tax consequences of investing in the
                                       Notes.  See "United States Federal
                                       Taxation" below.

Adjustments to the Exchange Ratio:.... The Exchange Ratio will be adjusted as follows:

                                       1.  If BA Stock is subject to a
                                       stock split or reverse stock split,
                                       then once such split has become
                                       effective, the Exchange Ratio will
                                       be adjusted to equal the product of
                                       the prior Exchange Ratio and the
                                       number of shares issued in such
                                       stock split or reverse stock split
                                       with respect to one share of BA
                                       Stock.

                                       2.  If BA Stock is subject to a
                                       stock dividend (issuance of
                                       additional shares of BA Stock) that
                                       is given ratably to all holders of
                                       shares of BA Stock, then once the
                                       dividend has become effective and BA
                                       Stock is trading ex-dividend, the
                                       Exchange Ratio will be adjusted so
                                       that the new Exchange Ratio shall
                                       equal the prior Exchange Ratio plus
                                       the product of (i) the number of
                                       shares issued with respect to one
                                       share of BA Stock and (ii) the prior
                                       Exchange Ratio.

                                       3.  There will be no adjustments to
                                       the Exchange Ratio to reflect cash
                                       dividends or other distributions
                                       paid with respect to BA Stock other
                                       than distributions described in
                                       paragraph 6 below and Extraordinary
                                       Dividends as described below.  A
                                       cash dividend or other distribution
                                       with respect to BA Stock will be
                                       deemed to be an "Extraordinary
                                       Dividend" if such dividend or other
                                       distribution exceeds the immediately
                                       preceding non-Extraordinary Dividend
                                       for BA Stock by an amount equal to
                                       at least 10% of the Market Price of
                                       BA Stock on the NYSE Trading Day
                                       preceding the ex-dividend date for
                                       the payment of such Extraordinary
                                       Dividend (the "ex-dividend date").
                                       If an Extraordinary Dividend occurs
                                       with respect to BA Stock, the
                                       Exchange Ratio with respect to BA
                                       Stock will be adjusted on the ex-
                                       dividend date with respect to such
                                       Extraordinary Dividend so that the
                                       new Exchange Ratio will equal the
                                       product of (i) the then current
                                       Exchange Ratio and (ii) a fraction,
                                       the numerator of which is the Market
                                       Price on the NYSE Trading Day
                                       preceding the ex-dividend date, and
                                       the denominator of which is the
                                       amount by which the Market Price on
                                       the NYSE Trading Day preceding the
                                       ex-dividend date exceeds the
                                       Extraordinary Dividend Amount.  The
                                       "Extraordinary Dividend Amount" with
                                       respect to an Extraordinary Dividend
                                       for BA Stock will equal (i) in the
                                       case of cash dividends or other
                                       distributions that constitute
                                       quarterly dividends, the amount per
                                       share of such Extraordinary Dividend
                                       minus the amount per share of the
                                       immediately preceding non-
                                       Extraordinary Dividend for BA Stock
                                       or (ii) in the case of cash
                                       dividends or other distributions
                                       that do not constitute quarterly
                                       dividends, the amount per share of
                                       such Extraordinary Dividend.  To the
                                       extent an Extraordinary Dividend is
                                       not paid in cash, the value of the
                                       non-cash component will be
                                       determined by the Calculation Agent,
                                       whose determination shall be
                                       conclusive.  A distribution on the
                                       BA Stock described in paragraph 6
                                       below that also constitutes an
                                       Extraordinary Dividend shall only
                                       cause an adjustment to the Exchange
                                       Ratio pursuant to paragraph 6.

                                       4.  If Boeing is being liquidated or
                                       is subject to a proceeding under any
                                       applicable bankruptcy, insolvency or
                                       other similar law, the Notes will
                                       continue to be exchangeable into BA
                                       Stock so long as a Market Price for
                                       BA Stock is available.  If a Market
                                       Price is no longer available for BA
                                       Stock for whatever reason, including
                                       the liquidation of Boeing or the
                                       subjection of Boeing to a proceeding
                                       under any applicable bankruptcy,
                                       insolvency or other similar law,
                                       then the value of BA Stock will
                                       equal zero for so long as no Market
                                       Price is available.

                                       5.  If there occurs any
                                       reclassification or change of BA
                                       Stock, or if Boeing has been subject
                                       to a merger, combination or
                                       consolidation and is not the
                                       surviving entity, or if there occurs
                                       a sale or conveyance to another
                                       corporation of the property and
                                       assets of Boeing as an entirety or
                                       substantially as an entirety, in
                                       each case as a result of which the
                                       holders of BA Stock shall be
                                       entitled to receive stock, other
                                       securities or other property or
                                       assets (including cash) with respect
                                       to or in exchange for such BA Stock,
                                       then the holders of the Notes then
                                       outstanding will be entitled
                                       thereafter to exchange such Notes
                                       into the kind and amount of shares
                                       of stock, other securities or other
                                       property or assets that they would
                                       have owned or been entitled to
                                       receive upon such reclassification,
                                       change, merger, combination,
                                       consolidation, sale or conveyance
                                       had such holders exchanged such
                                       Notes for MOT Stock immediately
                                       prior to any such corporate event.
                                       At such time, no adjustment will be
                                       made to the Exchange Ratio of BA
                                       Stock.

                                       6.  If Boeing issues to all of its
                                       shareholders equity securities of an
                                       issuer other than Boeing (other than
                                       in a transaction described in
                                       paragraph 5 above), then the holders
                                       of the Notes then outstanding will
                                       be entitled to receive such new
                                       equity securities upon exchange of
                                       such Notes.  The Exchange Ratio for
                                       such new equity securities will
                                       equal the product of the Exchange
                                       Ratio in effect for BA Stock at the
                                       time of the issuance of such new
                                       equity securities times the number
                                       of shares of the new equity
                                       securities issued with respect to
                                       one share of BA Stock.

                                       No adjustments to the Exchange Ratio
                                       will be required unless such
                                       adjustment would require a change of
                                       at least 0.1% in the Exchange Ratio
                                       then in effect.  The Exchange Ratio
                                       resulting from any of the
                                       adjustments specified above will be
                                       rounded to the nearest one
                                       thousandth with five ten-thousandths
                                       being rounded upward.

                                       No adjustments to the Exchange Ratio
                                       will be made other than those
                                       specified above.  The adjustments
                                       specified above do not cover all
                                       events that could affect the Market
                                       Price of the BA Stock.

                                       The Calculation Agent shall be solely
                                       responsible for the determination and
                                       calculation of any adjustments to
                                       the Exchange Ratio and of any
                                       related determinations and
                                       calculations with respect to any
                                       distributions of stock, other
                                       securities or other property or
                                       assets (including cash) in
                                       connection with any corporate event
                                       described in paragraph 5 or 6 above,
                                       and its determinations and
                                       calculations with respect thereto
                                       shall be conclusive.

                                       The Calculation Agent will provide
                                       information as to any adjustments to
                                       the Exchange Ratio upon written
                                       request by any holder of the Notes.

Market Disruption Event:.............. "Market Disruption Event" means, with respect to BA Stock:

                                       (i) a suspension, absence or material
                                       limitation of trading of BA Stock on
                                       the primary market for BA Stock for
                                       more than two hours of trading or
                                       during the one-half hour period
                                       preceding the close of trading in
                                       such market; or the suspension or
                                       material limitation on the primary
                                       market for trading in options
                                       contracts related to BA Stock, if
                                       available, during the one-half hour
                                       period preceding the close of
                                       trading in the applicable market, in
                                       each case as determined by the
                                       Calculation Agent in its sole
                                       discretion; and

                                       (ii) a determination by the
                                       Calculation Agent in its sole
                                       discretion that the event described
                                       in clause (i) above materially
                                       interfered with the ability of the
                                       Company or any of its affiliates to
                                       unwind all or a material portion of
                                       the hedge with respect to the Notes.

                                       For purposes of determining whether
                                       a Market Disruption Event has
                                       occurred:  (1) a limitation on the
                                       hours or number of days of trading
                                       will not constitute a Market
                                       Disruption Event if it results from
                                       an announced change in the regular
                                       business hours of the relevant
                                       exchange, (2) a decision to
                                       permanently discontinue trading in
                                       the relevant contract will not
                                       constitute a Market Disruption
                                       Event, (3) limitations pursuant to
                                       New York Stock Exchange Rule 80A (or
                                       any applicable rule or regulation
                                       enacted or promulgated by the New
                                       York Stock Exchange, any other self-
                                       regulatory organization or the
                                       Securities and Exchange Commission
                                       of similar scope as determined by
                                       the Calculation Agent) on trading
                                       during significant market
                                       fluctuations shall constitute a
                                       Market Disruption Event, (4) a
                                       suspension of trading in an options
                                       contract on BA Stock by the primary
                                       securities market trading in such
                                       options, if available, by reason of
                                       (x) a price change exceeding limits
                                       set by such securities exchange or
                                       market, (y) an imbalance of orders
                                       relating to such contracts or (z) a
                                       disparity in bid and ask quotes
                                       relating to such contracts will
                                       constitute a suspension or material
                                       limitation of trading in options
                                       contracts related to BA Stock and
                                       (5) an "absence of trading" on the
                                       primary securities market on which
                                       options contracts related to BA
                                       Stock are traded will not include
                                       any time when such securities market
                                       is itself closed for trading under
                                       ordinary circumstances.

BA Stock; Public Information.......... BA Stock is registered under the
                                       Exchange Act.  Companies with
                                       securities registered under the
                                       Exchange Act are required to file
                                       periodically certain financial and
                                       other information specified by the
                                       Securities and Exchange Commission
                                       (the "Commission").  Information
                                       provided to or filed with the
                                       Commission is available at the
                                       offices of the Commission specified
                                       under "Available Information" in the
                                       accompanying Prospectus.  In
                                       addition, information regarding
                                       Boeing may be obtained from other
                                       sources including, but not limited
                                       to, press releases, newspaper
                                       articles and other publicly
                                       disseminated documents.  The Company
                                       makes no representation or warranty
                                       as to the accuracy or completeness
                                       of such reports.

                                       THIS PRICING SUPPLEMENT RELATES ONLY
                                       TO THE NOTES OFFERED HEREBY AND DOES
                                       NOT RELATE TO BA STOCK OR OTHER
                                       SECURITIES OF BOEING.  ALL
                                       DISCLOSURES CONTAINED IN THIS
                                       PRICING SUPPLEMENT REGARDING BOEING
                                       ARE DERIVED FROM THE PUBLICLY
                                       AVAILABLE DOCUMENTS DESCRIBED IN THE
                                       PRECEDING PARAGRAPH.  NEITHER THE
                                       COMPANY NOR THE AGENT HAS
                                       PARTICIPATED IN THE PREPARATION OF
                                       SUCH DOCUMENTS OR MADE ANY DUE
                                       DILIGENCE INQUIRY WITH RESPECT TO
                                       BOEING.  NEITHER THE COMPANY NOR THE
                                       AGENT MAKES ANY REPRESENTATION THAT
                                       SUCH PUBLICLY AVAILABLE DOCUMENTS OR
                                       ANY OTHER PUBLICLY AVAILABLE
                                       INFORMATION REGARDING BOEING ARE
                                       ACCURATE OR COMPLETE.  FURTHERMORE,
                                       THERE CAN BE NO ASSURANCE THAT ALL
                                       EVENTS OCCURRING PRIOR TO THE DATE
                                       HEREOF (INCLUDING EVENTS THAT WOULD
                                       AFFECT THE ACCURACY OR COMPLETENESS
                                       OF THE PUBLICLY AVAILABLE DOCUMENTS
                                       DESCRIBED IN THE PRECEDING
                                       PARAGRAPH)  THAT WOULD AFFECT THE
                                       TRADING PRICE OF BA STOCK (AND
                                       THEREFORE THE INITIAL MARKET PRICE
                                       AND THE EXCHANGE RATIO), HAVE BEEN
                                       PUBLICLY DISCLOSED.  SUBSEQUENT
                                       DISCLOSURE OF ANY SUCH EVENTS OR THE
                                       DISCLOSURE OF OR FAILURE TO DISCLOSE
                                       MATERIAL FUTURE EVENTS CONCERNING
                                       BOEING COULD AFFECT THE VALUE
                                       RECEIVED ON ANY EXCHANGE DATE OR
                                       CALL DATE WITH RESPECT TO THE NOTES
                                       AND THEREFORE THE TRADING PRICES OF
                                       THE NOTES.

                                       NEITHER THE COMPANY NOR ANY OF ITS
                                       AFFILIATES MAKE ANY REPRESENTATION
                                       TO ANY PURCHASER OF NOTES AS TO THE
                                       PERFORMANCE OF BA STOCK.

                                       The Company or its affiliates may
                                       presently or from time to time
                                       engage in business with Boeing
                                       including extending loans to, or
                                       making equity investments in, Boeing
                                       or providing advisory services to
                                       Boeing, including merger and
                                       acquisition advisory services.  In
                                       the course of such business, the
                                       Company or its affiliates may
                                       acquire non-public information with
                                       respect to Boeing and, in addition,
                                       one or more affiliates of the
                                       Company may publish research reports
                                       with respect to Boeing.  The Company
                                       does not make any representation to
                                       any purchaser of Notes with respect
                                       to any matters whatsoever relating
                                       to Boeing.  Any prospective
                                       purchaser of a Note should undertake
                                       an independent investigation of
                                       Boeing as in its judgment is
                                       appropriate to make an informed
                                       decision with respect to an
                                       investment in BA Stock.

Historical Information................ The following table sets forth the high and low Market Price during
                                       1992, 1993, 1994, and during 1995
                                       through September 11, 1995, and the
                                       Market Price on September 11, 1995.
                                       All Market Prices are rounded to the
                                       nearest one-tenth of a cent, and
                                       certain Market Prices have been
                                       adjusted for stock splits.  The
                                       Market Prices listed below have been
                                       derived from publicly disseminated
                                       information that the Company
                                       believes to be accurate.  Neither
                                       the Company nor the Agent makes any
                                       representation as to the accuracy of
                                       such information.  The historical
                                       prices of BA Stock should not be
                                       taken as an indication of future
                                       performance, and no assurance can be
                                       given that the price of BA Stock
                                       will increase sufficiently to cause
                                       the beneficial owners of the Notes
                                       to receive an amount in excess of
                                       the principal amount on any Exchange
                                       Date or Call Date.

                                          Boeing       High     Low      Last
                                       -------------  ------   ------   ------
                                          (CUSIP
                                       # 097023105)

                                       1992.........  54.375   33.750
                                       1993.........  44.625   33.625
                                       1994.........  49.875   42.500
                                       1995.........  68.875   44.500   68.875

Use of Proceeds and Hedging:.........  The net proceeds to be received by the
                                       Company from the sale of the Notes
                                       will be used for general corporate
                                       purposes and, in part, by the
                                       Company or one or more of its
                                       affiliates in connection with
                                       hedging the Company's obligations
                                       under the Notes.  See also "Use of
                                       Proceeds" in the accompanying
                                       Prospectus.

                                       On the date of this Pricing
                                       Supplement, the Company, through its
                                       subsidiaries, may hedge its
                                       anticipated exposure in connection
                                       with the Notes by taking positions
                                       in BA Stock, in options contracts on
                                       BA Stock listed on major securities
                                       markets or positions in any other
                                       instruments that it may wish to use
                                       in connection with such hedging.  In
                                       the event that the Company pursues
                                       such a hedging strategy, the price
                                       at which the Company is able to
                                       purchase such positions may be a
                                       factor in determining the Exchange
                                       Ratio.  Purchase activity could
                                       potentially increase the prices of
                                       BA Stock, and therefore effectively
                                       increase the level to which BA Stock
                                       must rise before a holder of a Note
                                       will receive more than the accreted
                                       principal amount on any Exchange
                                       Date or Call Date.  Although the
                                       Company has no reason to believe
                                       that its hedging activity will have
                                       a material impact on the price of BA
                                       Stock or such options, there can be
                                       no assurance that the Company will
                                       not affect such prices as a result
                                       of its hedging activities.  The
                                       Company, through its subsidiaries,
                                       is likely to modify its hedge
                                       position throughout the life of the
                                       Notes by purchasing and selling the
                                       securities and instruments listed
                                       above and other available securities
                                       and instruments.

United States Federal Taxation:....... The following discussion supplements the "United States Federal Taxation"
                                       section in the accompanying
                                       Prospectus Supplement.  The Notes
                                       will be issued with original issue
                                       discount ("OID") equal to the
                                       difference between the Note's Issue
                                       Price and its "stated redemption
                                       price at maturity." For this
                                       purpose, the stated redemption price
                                       at maturity of the Notes is equal to
                                       the principal amount.  The federal
                                       income tax consequences of Notes
                                       issued with OID, as well as other
                                       tax considerations relevant to the
                                       Notes, are discussed in the
                                       accompanying Prospectus Supplement.
                                       Any limitations on disclosure and
                                       any defined terms contained therein
                                       are equally applicable to the
                                       summary below.

                                       The Notes will be treated as debt
                                       for United States federal income tax
                                       purposes.  Although proposed
                                       Treasury regulations addressing the
                                       treatment of contingent debt
                                       instruments were issued on December
                                       15, 1994, such regulations, which
                                       generally would require current
                                       accrual of contingent amounts and
                                       would affect the character of gain
                                       on the sale, exchange or retirement
                                       of a Note, by their terms apply only
                                       to debt instruments issued on or
                                       after the 60th day after the
                                       regulations are finalized.

                                       Under general United States federal
                                       income tax principles, upon exercise
                                       of the Exchange Right or upon
                                       payment pursuant to the Company
                                       Exchange Right, a United States
                                       Holder will recognize gain or loss
                                       equal to the difference between the
                                       amount realized (which, if the
                                       Company delivers BA Stock, will be
                                       the fair market value of such stock
                                       at the time of the exchange, plus
                                       any cash received in lieu of
                                       fractional shares) on the exchange
                                       and such Holder's tax basis in the
                                       Note.  A United States Holder
                                       receiving BA Stock will have a basis
                                       in the BA Stock equal to its fair
                                       market value at the time of the
                                       exchange and a holding period in
                                       such stock beginning the day after
                                       the date of the exchange.  Any loss
                                       recognized on any exchange will be
                                       treated as capital loss.  It is
                                       unclear, however, under existing law
                                       whether gain recognized on any
                                       exchange will be treated as ordinary
                                       or capital in character.  Subject to
                                       further guidance from the Internal
                                       Revenue Service, the Company intends
                                       to treat such gain as interest
                                       income and to report such amounts
                                       accordingly.  Prospective investors
                                       should consult with their tax
                                       advisors regarding the character of
                                       gain recognized upon exercise of the
                                       Exchange Right or the Company
                                       Exchange Right.

                                       United States Holders that have
                                       acquired debt instruments similar to
                                       the Notes and have accounted for
                                       such debt instruments under
                                       proposed, but subsequently
                                       withdrawn, Treasury regulation
                                       Section 1.1275-4 may be deemed to
                                       have established a method of
                                       accounting that must be followed
                                       with respect to the Notes, unless
                                       consent of the Commissioner of the
                                       Internal Revenue Service is obtained
                                       to change such method.  Absent such
                                       consent, such a Holder would be
                                       required to account for the Note in
                                       the manner prescribed in withdrawn
                                       Treasury regulation Section 1.1275-
                                       4.  The Internal Revenue Service,
                                       however, would not be required to
                                       accept such method as correct.

                                       Any gain or loss recognized on the
                                       sale or other taxable disposition of
                                       a Note prior to maturity will be
                                       treated as capital in character.

                                       There can be no assurance that the
                                       ultimate tax treatment of the Notes
                                       would not differ significantly from
                                       the description herein.  Prospective
                                       investors are urged to consult their
                                       tax advisors as to the possible
                                       consequences of holding the Notes.

                                       See also "United States Federal
                                       Taxation" in the accompanying
                                       Prospectus Supplement.

Plan of Distribution.................. The Notes may be offered to investors outside the United States.  The
                                       Agent has agreed that any offers and
                                       sales made outside the United States
                                       will be made in compliance with any
                                       selling restrictions applicable in
                                       the jurisdictions where such offers
                                       and sales are made.


                                                                       ANNEX A


                        OFFICIAL NOTICE OF EXCHANGE

                        Dated:[At least 90 days after the Original Issue Date]


Morgan Stanley Group Inc.
1251 Avenue of the Americas
New York, New York  10022

Morgan Stanley & Co. Incorporated, as
  Calculation Agent
1251 Avenue of the Americas
New York, New York  10020
Fax No.: (212) 703-4377
(Attn:  Richard P. Sandulli)

Dear Sirs:

         The undersigned holder of the Medium Term Notes, Series C, Senior Fixed Rate Notes due September 30, 2000 (Exchangeable for Shares of Common Stock of The Boeing Company) of Morgan Stanley Group Inc. (the "Notes") hereby irrevocably elects to exercise with respect to the principal amount of the Notes indicated below, as of the date hereof (or, if this letter is received after 11:00 a.m. on any NYSE Trading Day, as of the next NYSE Trading Day, provided that such day is prior to the earliest of (i) September 30, 2000,
(ii) the Call Date and (iii) in the event of a call for cash, the Notice
Date), the Exchange Right as described in Pricing Supplement No. 19 dated September , 1995 (the "Pricing Supplement") to the Prospectus Supplement dated March 29, 1995 and the Prospectus dated March 29, 1995 related to Registration Statement No. 33-57833. Capitalized terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated, whereupon the Company will deliver, at its sole option, shares of the Common Stock of The Boeing Company or cash 3 Business Days after the Exchange Date in accordance with the terms of the Notes, as described in the Pricing Supplement.


                                              Very truly yours,


                                              ____________________________
                                                [Name of Holder]


                                           By:____________________________
                                                 [Title]


                                              ____________________________
                                                 [Fax No.]

                                             $____________________________
                                               Principal Amount of Notes
                                                 surrendered for exchange



Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY GROUP INC., as Issuer

MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent


By:_____________________________
   Title:


Date and time of acknowledgement ________________________




United States Federal Taxation. . . . Foreign Holders of the Notes.  As used herein, the term "Foreign Holder" is
                                      a person or entity that, for United
                                      States federal income tax purposes,
                                      is a non-resident alien individual, a
                                      foreign corporation, a foreign
                                      partnership, or a non-resident
                                      fiduciary of a foreign estate or
                                      trust.

                                      A Foreign Holder will generally not
                                      be subject to United States federal
                                      income taxes, including withholding
                                      taxes, on payments of principal,
                                      premium, if any, or interest on a
                                      Note, or any gain arising from the
                                      sale or disposition of a Note
                                      provided that (i) any such income is
                                      not effectively connected with the
                                      conduct of a trade or business within
                                      the United States, (ii) such Foreign
                                      Holder is not a person who owns
                                      (directly or by attribution) ten
                                      percent or more of the total combined
                                      voting power of all classes of stock
                                      of the Company, (iii) the Foreign
                                      Holder (if an individual) is not
                                      present in the United States 183 days
                                      or more during the taxable year of
                                      the disposition and (iv) the required
                                      certification of the non-United
                                      States status of the beneficial owner
                                      is provided to the Company or the
                                      Agent.

                                      The 31% "backup" withholding and
                                      information reporting requirements
                                      will generally not apply to payments
                                      by the Company or its agents of
                                      principal, premium, if any, and
                                      interest on a Note, and to proceeds
                                      of the sale or redemption of a Note
                                      before maturity, if the required
                                      certification of the holder's non-
                                      United States status is provided to
                                      the Company or the Agent.

                                      Foreign Holders of Notes should
                                      consult their tax advisors regarding
                                      the application of information
                                      reporting and backup withholding in
                                      their particular situations, the
                                      availability of an exemption
                                      therefrom, and the procedure for
                                      obtaining such an exemption, if
                                      available.  Any amounts withheld from
                                      a payment to a Foreign Holder under
                                      the backup withholding rules will be
                                      allowed as a credit against such
                                      Holder's United States federal income
                                      tax liability and may entitle such
                                      Holder to a refund, provided that the
                                      required information is furnished to
                                      the United States Internal Revenue
                                      Service (the "Service").

                                      A Note held by an individual who at
                                      the time of his death is not a
                                      citizen or domiciliary of the United
                                      States will not be subject to United
                                      States federal estate tax as a result
                                      of such individual's death, provided
                                      that (i) interest paid to such
                                      individual on such Note would not be
                                      effectively connected with the
                                      conduct by such individual of a trade
                                      or business within the United States
                                      and (ii) such individual is not a
                                      person who owns (directly or by
                                      attribution) ten percent or more of
                                      the total combined voting power of
                                      all classes of stock of the Company.

                                      Foreign Holders of the BA Stock.  The
                                      following is a general discussion of
                                      certain U.S. federal income and
                                      estate tax consequences of the
                                      ownership and disposition of BA Stock
                                      by a Foreign Holder.  This discussion
                                      is based on the Internal Revenue Code
                                      of 1986, as amended (the "Code"), and
                                      administrative interpretations as of
                                      the date hereof, all of which may be
                                      changed either retroactively or
                                      prospectively.  This discussion does
                                      not address all aspects of U.S.
                                      federal income and estate taxation
                                      that may be relevant to Foreign
                                      Holders in light of their particular
                                      circumstances and does not address
                                      any tax consequences arising under
                                      the laws of any state, local or
                                      foreign taxing jurisdiction.

                                      Prospective holders should consult
                                      their tax advisors with respect to
                                      the particular tax consequences to
                                      them of holding and disposing of BA
                                      Stock.

                                      Dividends.  Subject to the discussion
                                      below, dividends paid to a Foreign
                                      Holder of BA Stock generally will be
                                      subject to withholding tax at a 30%
                                      rate or such lower rate as may be
                                      specified by an applicable income tax
                                      treaty.  A Foreign Holder may be
                                      required to file certain forms with
                                      Boeing and the Service in order to
                                      claim treaty benefits.

                                      Dividends paid to a Foreign Holder at
                                      an address within the United States
                                      may be subject to backup withholding
                                      imposed at a rate of 31% if the
                                      Foreign Holder fails to establish
                                      that it is entitled to an exemption
                                      or to provide a correct taxpayer
                                      identification number and other
                                      information to the payor.

                                      Upon the filing of an Internal
                                      Revenue Service Form 4224 with the
                                      payor, there will be no withholding
                                      tax on dividends that are effectively
                                      connected with the Foreign Holder's
                                      conduct of a trade or business within
                                      the United States.  Instead, the
                                      effectively connected dividends will
                                      be subject to regular U.S. income tax
                                      in the same manner as if the Foreign
                                      Holder were a U.S. resident.  A non-
                                      U.S. corporation receiving
                                      effectively connected dividends also
                                      may be subject to an additional
                                      "branch profits tax" which is
                                      imposed, under certain circumstances,
                                      at a rate of 30% (or such lower rate
                                      as may be specified by an applicable
                                      treaty) of the non-U.S. corporation's
                                      effectively connected earnings and
                                      profits, subject to certain
                                      adjustments.

                                      Generally, U.S. corporations must
                                      report to the U.S.  Internal Revenue
                                      Service the amount of dividends paid,
                                      the name and address of the
                                      recipient, and the amount, if any, of
                                      tax withheld.  A similar report is
                                      sent to the holder.  Pursuant to tax
                                      treaties or other agreements, the
                                      Service may make its reports
                                      available to tax authorities in the
                                      recipient's country of residence.

                                      Gain on Disposition of BA Stock.  A
                                      Foreign Holder generally will not be
                                      subject to U.S. federal income tax
                                      with respect to gain realized on a
                                      sale or other disposition of BA Stock
                                      unless (i) the gain is effectively
                                      connected with a trade or business of
                                      such holder in the United States,
                                      (ii) in the case of certain Foreign
                                      Holders who are non-resident alien
                                      individuals and hold the BA Stock as
                                      a capital asset, such individuals are
                                      present in the United States for 183
                                      or more days in the taxable year of
                                      the disposition, or (iii) the Company
                                      is or has been a "U.S. real property
                                      holding corporation" within the
                                      meaning of Section 897(c)(2) of the
                                      Code at any time within the shorter
                                      of the five-year period preceding
                                      such disposition or such holder's
                                      holding period (unless the Foreign
                                      Holder qualifies for certain
                                      exceptions to tax on the sale of
                                      stock of a "U.S. real property
                                      holding corporation", including an
                                      exception that may apply to certain
                                      holders of 5% or less of a class of
                                      stock).

                                      Information Reporting Requirements
                                      and Backup Withholding on Disposition
                                      of BA Stock.  Under current United
                                      States federal income tax law,
                                      information reporting and backup
                                      withholding imposed at a rate of 31%
                                      will apply to the proceeds of a
                                      disposition of BA Stock paid to or
                                      through a U.S. office of a broker
                                      unless the disposing holder certifies
                                      its non-U.S. status or otherwise
                                      establishes an exemption.  Generally,
                                      U.S. information reporting and backup
                                      withholding will not apply to a
                                      payment of disposition proceeds if
                                      the payment is made outside the
                                      United States through a non-U.S.
                                      office of a non-U.S. broker.
                                      However, U.S. information reporting
                                      requirements (but not backup
                                      withholding) will apply to a payment
                                      of disposition proceeds outside the
                                      United States if (A) the payment is
                                      made through an office outside the
                                      United States of a broker that is
                                      either (i) a U.S. person, (ii) a
                                      foreign person which derives 50% or
                                      more of its gross income for certain
                                      periods from the conduct of a trade
                                      or business in the United States or
                                      (iii) a "controlled foreign
                                      corporation" for U.S. federal income
                                      tax purposes and (B) the broker fails
                                      to maintain documentary evidence that
                                      the holder is a Foreign Holder and
                                      that certain conditions are met, or
                                      that the holder otherwise is entitled
                                      to an exemption.

                                      Backup withholding is not an
                                      additional tax.  Rather, the tax
                                      liability of persons subject to
                                      backup withholding will be reduced by
                                      the amount of tax withheld.  If
                                      withholding results in an overpayment
                                      of taxes, a refund may be obtained,
                                      provided that the required
                                      information is furnished to the U.S.
                                      Internal Revenue Service.

                                      Federal Estate Tax.  An individual
                                      Foreign Holder who is treated as the
                                      owner of or has made certain lifetime
                                      transfers of an interest in the BA
                                      Stock will be required to include the
                                      value thereof in his gross estate for
                                      U.S. federal estate tax purposes, and
                                      may be subject to U.S. federal estate
                                      tax unless an applicable estate tax
                                      treaty provides otherwise.